EXHIBIT 10.8

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 1st day of February, 2022 (the “Effective Date”), by, between and among (i) GEMMA POWER SYSTEMS, LLC, a Connecticut limited liability company (the “Company”), GEMMA POWER, INC., a Connecticut corporation (“GPS-Connecticut”), GEMMA POWER SYSTEMS CALIFORNIA, INC., a California corporation (“GPS-California”), GEMMA POWER HARTFORD, LLC, a Connecticut limited liability company (“GPS-Hartford”), GEMMA RENEWABLE POWER, LLC, a Delaware limited liability company (“GRP”), and GEMMA PLANT OPERATIONS, LLC, a Delaware limited liability company (“GPO”); and (ii) Terrence Trebilcock (the “Executive”).

recitals:

R-1.The Company is a wholly-owned subsidiary of Argan, Inc., a Delaware corporation (“Argan”);

R-2.GPS-Connecticut and GPS-California are also wholly-owned subsidiaries of Argan;

R-3.GPS-Hartford and GRP and GPO are wholly-owned subsidiaries of the Company (GPS-Hartford, GRP, GPS-Connecticut and GPS-California and GPO are sometimes hereinafter referred to together as the “Affiliates”);

R-4.The Executive is a principal employee of the Company and the Affiliates (the Company and the Affiliates are sometimes hereinafter referred to together as the “Companies”);

R-5.The Employee and the Companies entered into a certain Employment Agreement effective as of November 15, 2019 (the “Employment Agreement”); and

R-5.The parties wish to enter into this Amendment to modify and amend the Employment Agreement, as set forth hereinafter.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals; Defined Terms.  The above Recitals are hereby incorporated into the body of this Amendment as if fully set forth herein.  Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Employment Agreement.

2.Duties of the Executive.  Section 2 of the Employment Agreement is hereby amended by deleting said Section 2 in its entirety and substituting the following in its place:

“2.Duties of the Executive.  During the “Term” (as defined below) of employment of the Executive, the Executive shall serve as President of the Company and of each of the Affiliates, and shall faithfully and diligently perform all services as may be assigned to him by the Chief Executive Officer of the Company (“CEO”), and shall exercise such power and authority as may from time to time be delegated to him by the CEO. The Executive shall render his services exclusively to the Company, perform all services to the best of his ability, and use his best efforts to promote the interests of the Company and the Affiliates. In addition, during the Term, the Executive shall also serve as a board member of the Company Board and of the Boards of Directors of GPS-Connecticut and GPS-California. The Executive shall perform all services to be rendered by him hereunder to the best of his ability, and use his best efforts to promote the interests of the Company and the Affiliates.”

3.Compensation.  Section 4.2 of the Employment Agreement is hereby amended by deleting said Section 4.2 in its entirety and substituting the following in its place:

“4.2  Performance-Based Compensation.  In addition to the Base Compensation set forth in Section 4.1, for each fiscal year of the Company occurring within, or partially within, the Term, the Executive shall be eligible to receive an annual bonus in the sole discretion of the Company Board, subject to satisfaction of such reasonable performance criteria as may be established for the Executive with respect to such year.”

4.The Company’s Convenience or Good Reason.  Section 11.3(a) of the Employment Agreement is hereby amended by deleting said Section 11.3(a) in its entirety and substituting the following in its place:

“(a)In the event the Executive’s employment with the Companies is terminated by the Company at the Company’s Convenience or by the Executive for Good Reason, then the Executive shall be entitled to (i) continue to receive his Base Compensation for twelve 12 months, (ii) continue to participate in the Companies’ health and benefit plans and programs described in Section 5.1 other than the Companies’ 401(k) plan(s) and any other qualified retirement plan(s) for the duration of twelve 12 months, or, in the case of the Companies’ health plan(s), until the Executive becomes eligible for health insurance from another source other than Medicare (e.g., another employer’s health insurance program), if earlier; provided that such continued participation during such period does not cause a plan, program or practice to cease to be qualified under any applicable law or regulation and is permitted by the plan or program, and that continuation under any such plan, program or practice shall be limited to benefits customarily provided by the Companies to their senior executives during the period of such continuation, and provided further that any such plan or program shall be subject to modifications applicable to executive-level employees generally. The compensation, allowances and benefits described in the foregoing provisions of this Section 11.3(a) (“Severance Benefits”) shall continue to be paid or provided at the times and in the manner consistent with the standard payroll practices of the Companies for their active executive-level employees.  In addition, the Executive shall be entitled to receive his Base Compensation and benefits accrued and reimbursement of expenses properly incurred, in each case through the date of termination.  Except as provided in this Section, no other compensation or benefits hereunder shall be payable during the balance of the Term.”

3.Counterparts; Signatures by Electronic Mail.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same.  Signatures to this Amendment transmitted by telecopy or electronic mail shall be valid and effective to bind the party so signing.

4.Continuation in Full Force and Effect.  Except as specifically amended by this Amendment, all of the terms, covenants and conditions of the Employment Agreement shall continue in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, each of the undersigned has executed, or has caused its duly authorized representative to execute, this Agreement as of the date first above written.

THE COMPANY:

GEMMA POWER SYSTEMS, LLC

By: ________________________________

Name: ___________________________

Title: ____________________________

THE AFFILIATES:

GEMMA POWER, INC.

By: ________________________________

Name: ___________________________

Title: ____________________________

GEMMA POWER SYSTEMS CALIFORNIA, INC.

By: ________________________________

Name: ___________________________

Title: ____________________________

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GEMMA POWER HARTFORD, LLC

By: ________________________________

Name: ___________________________

Title: ____________________________

GEMMA RENEWABLE POWER, LLC

By: ________________________________

Name: ___________________________

Title: ____________________________

GEMMA PLANT OPERATIONS, LLC

By: ________________________________

Name: ___________________________

Title: ____________________________

THE EXECUTIVE:

__________________________________

Terrence Trebilcock